                                                                  Exhibit (1)(a)


                                 DECLARATION OF TRUST


          DECLARATION OF TRUST, made February 22, 1990 by the Trustees hereinafter named.

          WHEREAS, the trustees at a Meeting held on February 22, 1990, resolved to establish a trust fund for the investment and reinvestment of funds contributed thereto; and

          NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of shares of any Series in this Trust, as hereinafter set forth.

                                      ARTICLE I

                                 NAME AND DEFINITIONS

NAME

          Section 1. This Trust shall be known as "IBM Credit Mutual Funds," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

DEFINITIONS

          Section 2. Wherever used herein, unless otherwise required by the context or specifically provided:

          (a) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Investment Adviser", "Majority Shareholder Vote" (the 67% or 50% requirement of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

          (b) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

          (c) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended, supplemented or restated from time to time;

          (d) "Net Asset Value" shall mean the net asset value of each Series of the Trust determined in the manner provided in Article X, Section 4 hereof;

          (e) The "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time, and the rules, regulations and interpretations promulgated from time to time thereunder;

          (f) "Series" shall mean any series of Shares of the Trust established in accordance with the provisions of Article III;

          (g)  "Shareholder" shall mean a record owner of Shares;

          (h) "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series is authorized by the Trustees, the equal proportionate transferable units into which each Series shall be divided from time to time, and includes fractions of shares as well as whole shares consistent with the requirements of Federal and/or other securities laws;

          (i) The "Trust" shall mean the Massachusetts business trust established by this Declaration of Trust, to be known as IBM Credit Mutual Funds and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series; and

          (j) The "Trustees" shall mean the individual trustees of the Trust named herein or appointed or elected in accordance with Article IV in their capacity as trustees of the Trust for the time being in office as such trustee or trustees.


                                      ARTICLE II

                                   PURPOSE OF TRUST

          The purpose of this Trust is to provide investors a continuous source of managed investment in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.

                                     ARTICLE III

                                 BENEFICIAL INTEREST

SHARES OF BENEFICIAL INTEREST

          Section 1. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series as the Trustees shall from time to time create and establish. Each Share of a Series will represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another.

          The number of authorized Shares shall be unlimited. The Trust may issue Shares in fractional denominations to the same extent as whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares.

          The Trustees shall have full power and authority, in their sole discretion and without Shareholder approval, to create and establish any Series by setting the preference, conversion or other rights, voting powers, restrictions, limitations or dividends, and qualifications or terms and conditions of, or rights to require redemption of, any unissued Shares and to take such other action with respect to the Shares as the Trustees deem desirable and which is otherwise in accordance with this Declaration of Trust. The Trustees shall have full power and authority, in their sole discretion and without Shareholder approval, to establish or change from time to time the par value of Shares as the Board shall determine, provided the rights of outstanding Shares shall not thereby be impaired in any material way. The Trustees may divide or combine the Shares from time to time into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series of Shares so divided or combined.

ESTABLISHMENT AND ABOLISHMENT OF SERIES

          Section 2. The establishment of any Series shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designating the relative rights and preferences of the Shares of such Series. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may abolish such Series and the establishment and designation thereof.

OWNERSHIP OF SHARES

          Section 3. The ownership of Shares shall be recorded in the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the Shareholders of each Series and as to the number of Shares of each Series held from time to time by each Shareholder.

INVESTMENT IN THE TRUST

          Section 4. The Trustees may issue Shares on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize. Such Shares, when so issued, shall be fully paid and non-assessable.

ASSETS AND LIABILITIES OF SERIES

          Section 5. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readly identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in Trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as arising from any particular Series shall be allocated and charged by the Trustee between or among any one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable, and shall be referred to as "liabilities belonging to" that Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

NO PREEMPTIVE RIGHTS

          Section 6. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

          Section 7. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. All persons acquiring Shares shall acquire the same subject to the provisions of this Declaration of Trust and the By-Laws established hereunder as in effect from time to time, and by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof or to an accounting thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or Trustees, but shall entitle the representative only to the rights of said decedent under this Trust.

          Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind any Shareholder personally or, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).


                                      ARTICLE IV

                                     THE TRUSTEES

INITIAL TRUSTEES, NUMER OF TRUSTEES AND ELECTION

          Section 1. The number of Trustees shall be as provided in the By-Laws or as fixed from time to time by the Trustees. A Trustee shall not be required to be a Shareholder. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

TERM OF OFFICE OF TRUSTEES

          Section 2. Each Trustee shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor; except that (a) any Trustee may resign his trust by written instrument signed by him and delivered to the Secretary of the Trust, with notice thereof by regular mail to all the Trustees, which resignation shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) any Trustee may be removed by the Shareholders of two-thirds of the outstanding Shares through a declaration in writing or by a vote cast in person or by proxy at a special meeting called for that purpose.

APPOINTMENT OF TRUSTEES

          Section 3. In case of the declination, death, resignation, retirement, removal, incapacity, or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number or for any other reason exist, the remaining Trustees shall fill such vacancy by appointing such other person as they, in their discretion, shall see fit consistent with the limitations under the 1940 Act. Within 3 months of such appointment the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

TEMPORARY ABSENCE OF TRUSTEE

          Section 4. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

VACANCY IN BOARD OF TRUSTEES

          Section 5. Whenever a vacancy on the Board of Trustees shall occur and until such vacancy is filled, or while any Trustee is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy or incapacity shall be conclusive, provided, however, that no vacancy shall remain unfulfilled for a period longer than six calendar months.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

          Section 6. The death, declination, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

OWNERSHIP OF ASSETS OF THE TRUST

          Section 7. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees.

LEGAL TITLE

          Section 8. Legal title to all Trust assets shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust assets to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person or nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust assets shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust assets, and the right, title and interest of such Trustee in the Trust assets shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                                      ARTICLE V

                                POWERS OF THE TRUSTEES

MANAGEMENT OF THE TRUST

          Section 1. The business and affairs of the Trust shall be managed under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

POWERS

          Section 2. The Trustees, in all instances, shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust or any Series. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Without limiting the foregoing, the Trustees shall have power and authority:

          (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees;


          (b) To sell (subject to the provisions of Article XII, Section 5(b)), exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (c)  To borrow funds;

          (d) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

          (e) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

          (f) To employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws, if any;

          (g) To retain a transfer agent and shareholder servicing agent, or both;

          (h) To employ an Investment Adviser or Investment Advisers to perform services pursuant to investment advisory or management contract(s) as hereinafter provided;

          (i) To provide for the distribution of interests in the Trust either through a Principal Underwriter in the manner herein provided for or by the Trust itself, or both;

          (j) To delegate the performance of such obligations and responsibilities, and the exercise of such authority, as they consider desirable, to any officers of the Trust and to any agent, custodian, Investment Adviser or Principal Underwriter;

          (k) To establish separate and distinct Series of Shares with separately defined investment objectives and policies, and distinct investment purposes, in accordance with the provisions of Article III hereof;

          (l) To allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series; provided that any liabilities or expenses belonging to a particular Series, shall be payable solely out of the assets belonging to that Series as provided for in Article III hereof;

          (m) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

          (n)  To set record dates in the manner hereinafter provided for;

          (o) To establish, from time to time, a minimum Share purchase requirement, and to require the redemption of the Shares of any Shareholders whose investment is less than an established minimum selected by the Trustees, upon notice to each such Shareholder;

          (p) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem appropriate;

          (q) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (r) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards approved by the Trustees;

          (s) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay call or subscriptions with respect to any security held in the Trust;

          (t) To join with other security holders in acting through a committee depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to any of the foregoing such powers and authorities with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (u) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (v) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (w) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

          (x) Entirely from Trust property, to purchase and pay for such insurance as they may deem necessary or appropriate for the conduct of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers or managers, Principal Underwriters or independent contractors of the Trust, individually or jointly, against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, Investment Adviser or Manager, Principal Underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

          (y) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

          (z) To engage in any other lawful activity in which trusts organized under Massachusetts General Laws, Chapter 182, or any successor statute thereto, may engage.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

          Section 3. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

ACTION BY THE TRUSTEES

          Section 4. Except as otherwise expressly required by the 1940 Act, the Trustees shall act by (a) majority vote of the Trustees present at a meeting duly called and at which a quorum is present or (b) unanimous written consent without a meeting. Subject to the preceding sentence, the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by any Trustee. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least 24 hours in advance of the meeting or by written notice mailed to his home or business address at least 72 hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting, either before or after holding this meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee their authority to approve particular matters or take particular actions on behalf of the Trust.

EXECUTIVE COMMITTEE

          Section 5. The Trustees may appoint an Executive Committee consisting of two or more Trustees which, if so provided in the By-Laws or the resolution appointing such Committee, shall consult with and advise the officers and agents of the Trust in the management of its business and exercise all powers of the Trustees that may be lawfully delegated to said Committee by the Trustees. If so authorized, the members of the Executive Committee present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of an absent member of the Executive Committee. Vacancies on the Executive Committee shall be filled by the Trustees at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Trustee when required.

OTHER COMMITTEES

          Section 6. The Trustees may appoint other committees consisting in each case of such number of Trustees (not less than two) and having and exercising, to the extent permitted by law, such powers as the Trustees may determine in the resolution appointing any such committee. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Trustees by resolution provide otherwise. The members of any such committee present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of an absent member of the Committee. The Trustees shall have the power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies and to discharge any such committee. Each committee shall keep regular minutes of its proceedings and report the same to the Trustees when required.

                                      ARTICLE VI

                                EXPENSES OF THE TRUST

TRUSTEE REIMBURSEMENT

          Section 1. Subject to the provisions of Article III, Section 5, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series, as the case may be, for their expenses and disbursements, in connection with the Trust or any Series, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations, charges of any Investment Adviser, manager or sub-adviser, Principal Underwriter, custodian, transfer agent, registrar, shareholder, servicing agent and such other agents or independent contractors, expenses of preparing and setting up in type prospectuses and statements of additional information, expenses of printing and distributing prospectuses and statements of additional information sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues; and for such non-recurring items as may arise, including litigation to which the Trust is a party; and for all losses and liabilities by them incurred in administering the Trust;

and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the Trust or the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from paying any of the aforementioned fees and expenses directly.

                                     ARTICLE VII

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

INVESTMENT ADVISER

          Section 1. Subject to a Majority Shareholder Vote, the Trustees may, in their discretion from time to time, enter into an investment advisory or management contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the Investment Adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect on behalf of the Trustees purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust selected by such Investment Adviser without further consultation with the Trustees or may authorize any officer, agent or Trustee to effect such purchases, sales or exchanges pursuant to instructions or recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

          The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, authorize the Investment Adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the Investment Adviser, and upon such terms and conditions, as may be agreed upon between the Investment Adviser and any such sub-adviser.

PRINCIPAL UNDERWRITER, DISTRIBUTOR

          Section 2. The Trustees may, in their discretion from time to time, enter into a contract(s) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract, or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the provisions of this Article VII; and such contract may also provide for the redemption, repurchase or sale of Shares by such other party as principal or as agent of the Trust.

TRANSFER AGENT, ADMINISTRATORS

          Section 3. The Trustees may, in their discretion from time to time, enter into transfer agency, shareholder service and administration contracts, whereby the Trustees delegate to the other party or parties to such contracts the responsibility to furnish transfer agency, shareholder service and administrative services to the Shareholders and/or the Trust. The contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust. Such services may be provided by one or more entities.

PARTIES TO CONTRACT

          Section 4. Any contract of the character described in Sections 1, 2 and 3 of this Article VII or in Article VIII may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees, officers of the Trust or Shareholders may be an officer, director, trustee, shareholder or member of such other party (or affiliate of such other party) to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contracts or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or Article VIII, as the case may be.
The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article VIII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4 without affecting the validity or enforceability thereof.

PROVISIONS AND AMENDMENTS

          Section 5. Any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of
Section 15 of the 1940 Act with respect to its continuance and effect, its termination and the method of authorization and approval of such contract or renewal thereof; and no amendment to any contract entered into pursuant to
Section 1 of this Article VII shall be effective unless assented to by a Majority Shareholder Vote.

                                     ARTICLE VIII

                                      CUSTODIAN

APPOINTMENT AND DUTIES

          Section 1. Pursuant to the requirements of Section 17(f) of the 1940 Act, the Trustees shall at all times employ a bank or trust company having capital, surplus and undivided profits of at least $500,000 as custodian with delegated authority as their agent:

          (a) to hold the securities owned by the Trust and deliver the same upon written order;

          (b) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

          (c) to disburse such funds upon orders or vouchers. The Trustees may also delegate, or cause to be delegated, obligations and responsibilities to such custodian as their agent:

          (a) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

          (b) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series in accordance with the provisions hereof; and

          (c) to perform such other duties and tasks as the Trustees deem to be necessary.

The basis of compensation for the foregoing services shall be as agreed upon between the Trustees and the custodian.

     The Trustees may also authorize the custodian to employ one or more sub-custodians, from time to time, to perform such of the acts and services of the custodian, and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least $500,000 or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

CENTRAL CERTIFICATE SYSTEM

          Section 2. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may authorize and/or direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934 or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trustees or their duly authorized agents (which may include the Investment Adviser).

                                      ARTICLE IX

SHAREHOLDERS' VOTING POWERS, MEETINGS AND INSPECTION OF RECORDS
VOTING POWERS

          Section 1. The Shareholders shall have the power to vote (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any investment advisory or management contract as provided in Article VII,
Section 1, (iii) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 11, (iv) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other Series of the Trust and (v) with respect to such additional matters relating to the Trust as may be required or authorized by law, this Declaration of Trust or the By-Laws of the Trust, if any, or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Unless Shares are issued, the Trustees may exercise all rights of

Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

MEETINGS

          Section 2. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees for the purpose of voting upon the question of the removal of any Trustee or Trustees when requested in writing so to do by the Shareholders of not less than ten per centum of the outstanding Shares. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of Shareholders or the mailing of such materials to Shareholders. Shareholders shall be entitled to at least fifteen days' notice of any meeting.

QUORUM AND REQUIRED VOTE

          Section 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Shares shall vote as a Series, then a majority of the number of Shares of that Series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law, any provision of this Declaration of

Trust or the By-Laws, if any, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Shares shall vote as a Series, then a majority of the Shares of that Series voted on the matter shall decide that matter insofar as that Series is concerned.

ACTION BY WRITTEN CONSENT

          Section 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for purposes as a vote taken at a meeting of Shareholders.

INSPECTION OF RECORDS

          Section 5. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

                                      ARTICLE X

DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES AND NET ASSET VALUE

DISTRIBUTIONS

          Section 1.

          (a) The Trustees may, from time to time, distribute to the Shareholders of each Series such income and capital gains accrued or realized as the Trustees may in their discretion determine, after providing for actual and accrued expenses and liabilities of such Series (including such reserves as the Trustees may establish), determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital gains and their determination shall be binding upon the Shareholders. Distributions shall be made pro rata to the Shareholders of each Series in proportion to the number of Shares of each Series held by each of them. Such distribution shall be made in cash, in Shares or in kind, or a combination thereof, as determined by the Trustees. Any such distribution paid (i) in Shares will be paid in the Net Asset Value thereof as determined in accordance with Section 4 of this Article X and (ii) in kind will be paid at the value thereof as determined in accordance with Section 4 of this Article X and such determination shall be binding upon the Shareholders.

          Without limiting the generality of the foregoing, the distributions of income and capital gains with respect to each Series shall be in such amounts as may be declared from time to time by the Trustees.

          (b) The Trustees shall have the power to the fullest extent permitted by the laws of Massachusetts at any time to declare and cause to be paid distributions on Shares of a particular Series, from the assets belonging to that Series, which distributions at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted with such frequency as the Trustees may determine.

          (c) Unless the Shareholder has notified the transfer agent in writing of his election to receive such distributions in cash, distributions will be reinvested at the Net Asset Value thereof at the close of business on the reinvestment date established by the Trustees.

          (d) Notwithstanding anything in this instrument to the contrary, the Trustees may at any time declare and distribute pro rata among the Shareholders of a particular Series as of a record date for that Series, fixed as provided in
Article XII Section 4 hereof a "Share Dividend".

REDEMPTIONS AND REPURCHASES

          Section 2. In case any Shareholder of a particular Series desires to dispose of his Shares he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize requesting that the Series purchase the Shares in accordance with this Section 2; and any Shareholder upon following such procedures for redemption as the Trustees may from time to time authorize shall be entitled to require the Series to purchase, and the Series or the Principal Underwriter of the Series shall purchase, his said Shares but only at the Net Asset Value thereof (as described in Section 4 of this Article X). The Series shall make payment for any such Shares to be redeemed as aforesaid, in cash from the assets of that Series or, at the option of the Series, wholly or partly in such portfolio securities of the Series as the Series shall select, and the Trustees may authorize officers of the Trust or the Principal Underwriter of the Series to make payment for such Shares to the Shareholder of record within 7 days after the date upon which the request is effective. Any such redemption paid wholly or partly in portfolio securities will be paid at the value thereof as determined in accordance with Section 4 of this Article X, and such determination shall be binding on the Shareholders. The Trustees may impose a sales charge upon the redemption of shares upon such terms and conditions as the Trustees shall determine.

          The Trust may elect, pursuant to Rule 18f-1 under the 1940 Act, to pay in cash all requests for redemption by any Shareholder, limited in amount with respect to each Shareholder during any ninety-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period.

          The Trust reserves the right, upon 60 days' prior written notice to the Shareholder, to liquidate involuntarily any Shareholder's account if the aggregate Net Asset Value as determined in Section 4 of this Article X of the Shares held in the account is less than $500.

          The Trust may also purchase or repurchase Shares at a price not exceeding the Net Asset Value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

          The right of any holder of Shares redeemed or purchased by the Trust to receive distributions thereon and all other rights of such holder with respect to such Shares shall terminate at the time as of which the redemption or purchase price of such Shares is determined or as otherwise described in the current Prospectus or Statement of Additional Information for such Shares, except the right of such holder to receive (i) the redemption or purchase price of such Shares from the Trust or the Principal Underwriter, as the case may be, and (ii) any distribution to which such holder has previously become entitled as the record holder of such Shares on the record date for such distribution.

SUSPENSION OF THE RIGHT OF REDEMPTION

          Section 3. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act.
Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder whose Shares have not been redeemed may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS

          Section 4. The term Net Asset Value of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. The Net Asset Value per Share shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 4 with respect to appraisal of assets and liabilities. At any time, the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

CONSTANT NET ASSET VALUE

          Section 5. For the purpose of allowing the Net Asset Value per Share of any Series to remain constant, the Trustees shall be entitled to declare, pay and credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Trust's accounting and portfolio valuation policies) of any Series. If the amount so determined for any day is negative, the Trustees shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Series and its Shareholders in maintaining a constant Net Asset Value per Share, to redeem pro rata from all Shareholders of the Series at the time of such redemption (in proportion to their respective holdings of Shares) such number of outstanding Shares of the Series, or fractions thereof, as shall be required to permit the Net Asset Value per Share to remain constant. The Trustees may delegate the powers and duties specified in this Section 5.

                                      ARTICLE XI

                     LIMITATION OF LIABILITY AND INDEMNIFICATION

LIMITATION OF LIABILITY

          Section 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of any Trustee or any other officer, agent, employee or Investment Adviser, Principal Underwriter, transfer agent or custodian of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

INDEMNIFICATION

          Section 2.

          (a) Subject to the exceptions and limitations contained in Section 2(b) below:

               (i) every person who is, or has been, a Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or Trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust or any Series to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved, as a party or otherwise, by virtue of his being or having been a Trustee or officer of the Trust, and against amounts paid or incurred by him in the settlement thereof;

               (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

          (b)  No indemnification shall be provided hereunder to a Covered
Person:

          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

          (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                    (A)  by the court or other body approving the settlement; or

                    (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                    (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); PROVIDED, HOWEVER, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

          (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and any other persons, other than Trustees and officers, may be entitled by contract or otherwise under law.

          (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 2 may be paid by the Trust or any Series from time to time prior to final disposition thereof, upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or any Series if it is ultimately determined that he is not entitled to indemnification under this Section 2; provided, however, that either
(i) such Covered Person shall have provided appropriate security for such undertaking, or (ii) the Trust shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 2.

SHAREHOLDERS

          Section 3. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust property or the acts, obligations or affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. Notwithstanding any other provision of this Trust Agreement to the contrary, no Trust assets shall be used to indemnify or reimburse any Shareholder of any Shares of any Series other than Trust assets allocated or belonging to that Series.

                                     ARTICLE XII

                                    MISCELLANEOUS

TRUST, NOT A PARTNERSHIP

          Section 1. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees, or a particular Series of Shares, shall look only to the assets of the Trust or the appropriate Series for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

          Every note, bond, contract or other undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee, Trustees, officer, or officers and not individually, and that the obligations of such note, bond, contract or other undertaking are not binding upon any of them or the Shareholders individually, but are binding only upon the assets and property of the Trust, and may contain such further recital as is deemed appropriate, but the omission thereof shall not operate to bind any Trustee, officer or Shareholder individually.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

          Section 2. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon all Shareholders, Trustees, Officers of the Trust and creditors of the Trust. Subject to the provisions of
Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this
Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES

          Section 3. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees, or upon their order.

ESTABLISHMENT OF RECORD DATES

          Section 4. The Trustees may close the share transfer books of the Trust for a period not exceeding 90 days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the share transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 90 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed or aforesaid.

MERGER, TERMINATION OF TRUST

          Section 5.

          (a) This Trust shall continue without limitation of time but subject to the provisions of subsection (b) of this Section 5.

          (b) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may

               (i) merge or consolidate with any other corporation, association, trust or other organization; or

               (ii) sell and convey the assets of the Trust or any individual Series to another trust, partnership, association or corporation organized under the laws of any state which is a diversified open-end management investment company as defined in the 1940 Act, for adequate consideration which shall include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any individual Series, and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or

               (iii) at any time sell and convert into money all of the assets of the Trust or any individual Series.

          Any such consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the Statutes of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of the business of the Trust.

          Upon making provision for the payment of all such liabilities in either (ii) or (iii) above, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or the remaining assets (as the case may be) ratably among the holders of the Shares of the Trust or any individual Series then outstanding.

          (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsection (b) above, the Trust or the individual Series which was conveyed or converted shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder as regards the Trust or such Series and the trust created hereby as to the Trust or such Series shall terminate.

INCORPORATION, REORGANIZATION

          Section 6. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, unit investment trust, partnership, association or other organization to take over all of the Trust assets or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust assets to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 5 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained in this Section 6 shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust assets to such organization or entities.

INCORPORATION OR REORGANIZATION OF SERIES

          Section 7. With the approval of a Majority Shareholder Vote of any Series, the Trustees may sell, lease or exchange all of the Trust assets allocated or belonging to that Series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the Trust assets allocated or belonging to that Series and to sell, convey and transfer such Trust assets to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise.

FILING OF COPIES, REFERENCES, HEADINGS

          Section 8. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may be required from time to time. Anyone dealing with the Trust may rely on a certificate executed by an officer or Trustee of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, with the same effect as if it were the original, and may rely, on a copy certified by an officer or Trustee of the Trust, of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and all like expressions such as "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than headings shall control.

APPLICABLE LAW

          Section 9. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such trusts.

PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS

          Section 10. (a) The provisions of this Trust Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Agreement; provided however, that such determination shall not affect any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Trust Agreement in any jurisdiction.

AMENDMENTS

          Section 11. If authorized by vote of the Trustees and a Majority Shareholder Vote, or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a declaration of trust supplemental hereto, which thereafter shall form a part hereof, except that an amendment which shall affect the Shareholders of one or more Series shall be authorized by a Majority Shareholder Vote of the Shares of such Series affected, and no vote of Shareholders of a Series not affected shall be required. Subject to applicable law, amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Copies of any supplemental declaration of trust shall be filed as specified in Section 8 of this Article XII.

FISCAL YEAR

          Section 12. The fiscal year of the Trust shall end on a date specified by the Trustees; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

REGISTERED AGENT

          Section 13. The Registered Agent of the Trust within the Commonwealth of Massachusetts for service of process, and the principal place of business of the Trust within the Commonwealth of Massachusetts, shall be CT Corporation System, 2 Oliver Street, Boston,

Massachusetts, 02109, or such other agent or place, respectively, as the Trustees may designate from time to time by any supplement to this Declaration of Trust without Shareholder approval.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals, for themselves and their assigns, as of the day and year first above written.



                                                  /s/  Harry L. Kavetas
                                             -----------------------------------

                                                       Harry L. Kavetas



                                                  /s/  Jesse J. Greene, Jr.
                                             -----------------------------------

                                                       Jesse J. Greene, Jr.




                                             -----------------------------------

                                                       Stephen L. Abbott

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals, for themselves and their assigns, as of the day and year first above written.




                                             -----------------------------------

                                                       Harry L. Kavetas




                                             -----------------------------------

                                                       Jesse J. Greene, Jr.



                                                  /s/  Stephen L. Abbot
                                             -----------------------------------

                                                       Stephen L. Abbott

STATE OF CONNECTICUT          )

                              :  ss.:

COUNTY OF FAIRFIELD           )


          On the 22ND day of February, 1990, personally appeared before me the above-named Harry L. Kavetas known to me, who acknowledged that he is a Trustee of IBM Credit Mutual Funds and that he executed the foregoing instrument of his free act and deed, pursuant to authority of the Board of Trustees.




                                                  /s/  Gloria C. Heller
                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:
                                                  May 5, 1994

STATE OF CONNECTICUT          )

                              :  ss.:

COUNTY OF FAIRFIELD           )


          On the 22ND day of February, 1990, personally appeared before me the above-named Jesse J. Greene, Jr. known to me, who acknowledged that he is a Trustee of IBM Credit Mutual Funds and that he executed the foregoing instrument of his free act and deed, pursuant to authority of the Board of Trustees.


                                                  /s/  Gloria C. Heller
                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:
                                                  May 5, 1994

COMMONWEALTH OF MASSACHUSETTS      )

                                   :

COUNTY OF MIDDLESEX                )


     On the 22ND day of February, 1990, personally appeared before me the above-named Stephen L. Abbott known to me, who acknowledged that he is a Trustee of IBM Credit Mutual Funds and that he executed the foregoing instrument of his free act and deed, pursuant to Authority of the Board of Trustees.




                                                  /s/  Mary Emerson
                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:
                                                  September 23, 1994